Exhibit 99.3

Contact:	Justin Cressall
Treasurer
(441) 298-0753
PLATINUM UNDERWRITERS HOLDINGS, LTD. ANNOUNCES SENIOR MANAGEMENT APPOINTMENTS
HAMILTON, BERMUDA, JULY 28, 2005 — Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today announced that it has appointed Michael D. Price to serve as its Chief Operating Officer, subject to the approval of the Bermuda Department of Immigration. In this capacity, Mr. Price will be responsible for supervising the group’s underwriting and investment management functions. H. Elizabeth Mitchell has been named to succeed Mr. Price as President of Platinum Underwriters Reinsurance, Inc. (“Platinum US”), the US operating subsidiary of Platinum.
“We are very excited to have Michael join our holding company executive team,” said Gregory E.A. Morrison, President and Chief Executive Officer of Platinum. “Our organization has greatly benefited from his leadership and will continue to do so,” he said. Mr. Morrison also commented, “Liz is an outstanding reinsurance underwriter and executive and I am confident she will continue to build on the success of Platinum US.”
Mr. Price has been President and Chief Underwriting Officer of Platinum US since Platinum’s initial public offering in November 2002. Mr. Price will relocate to Platinum’s headquarters in Bermuda in connection with this appointment.
Ms. Mitchell has been Executive Vice President of Platinum US since November 2002 and Chief Operating Officer of Platinum US since September 2003. Prior to Platinum’s initial public offering, she was Executive Vice President — North American Casualty of St. Paul Re, the predecessor company to Platinum US.
Platinum also announced today that Michael E. Lombardozzi has been named its Executive Vice President — General Counsel and Chief Administrative Officer, subject to the approval of the Bermuda Department of Immigration. In this capacity, Mr. Lombardozzi will be responsible for the group’s legal, compliance, human resources and corporate communications functions, as well as other matters pertaining to corporate development.
“We are very pleased to appoint Mike to this expanded role,” said Mr. Morrison, “Mike is a proven leader within our organization and we will benefit from his exceptional management and communication skills.”
Mr. Lombardozzi has been Executive Vice President, General Counsel and Secretary of Platinum since November 2002. Prior to joining Platinum, he was Senior Vice President — Planning and Operations of W.R. Berkley Corporation.

About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis. Platinum operates through its principal subsidiaries in Bermuda, the United States and the United Kingdom. The Company has a financial strength rating of A (Excellent) from A.M. Best Company, Inc. For further information, please visit Platinum’s website at www.platinumre.com.
Safe Harbor Statement Regarding Forwarding-Looking Statements
Management believes certain statements in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and risks, many of which are subject to change. These uncertainties and risks include, but are not limited to, conducting operations in a competitive environment; our ability to maintain our A.M. Best Company rating; significant weather-related or other natural or man-made disasters over which the Company has no control; the effectiveness of our loss limitation methods and pricing models; the adequacy of the Company’s liability for unpaid losses and loss adjustment expenses; the availability of retrocessional reinsurance on acceptable terms; our ability to maintain our business relationships with reinsurance brokers; general political and economic conditions, including the effects of civil unrest, war or a prolonged U.S. or global economic downturn or recession; the cyclicality of the property and casualty reinsurance business; market volatility and interest rate and currency exchange rate fluctuation; tax, regulatory or legal restrictions or limitations applicable to the Company or the property and casualty reinsurance business generally; and changes in the Company’s plans, strategies, objectives, expectations or intentions, which may happen at any time at the Company’s discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events
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